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AMYLIN PHARMACEUTICALS, INC.
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Icahn Influence on Biotechnology Boards: Setting the Record Straight Spring 2009

Legal Information FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements about Amylin. Our actual results could differ materially from those discussed due to a number of factors, including: BYETTA, SYMLIN or exenatide once weekly being affected by competition, safety or other issues; clinical trials not being completed in a timely manner, not confirming previous results or achieving the intended clinical endpoints; NDAs or sNDAs not being submitted in a timely manner or receiving regulatory approval; expense reductions not being as large as we expect; restructure operations for exenatide not producing the results we expect; financial guidance we provide may not be accurate; our label update not being finalized in a timely manner; or manufacturing and supply issues. The pace of market acceptance and rate of patient adherence may also affect the potential for BYETTA, SYMLIN or exenatide once weekly. These and other risks and uncertainties are described more fully in Amylin’s most recently filed Form 10-K and Form 10-Q. Amylin disclaims any obligation to update these forward-looking statements. ADDITIONAL INFORMATION AND WHERE TO FIND IT This presentation may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders. Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov, or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121. PARTICIPANTS IN SOLICITATION Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of shareholders. Information regarding the interests of Amylin’s directors and executive officers in the proxy contest are included in Amylin’s definitive proxy statement.

Debunking Icahn’s Assertions Critical that investors understand what actually happens when Icahn gains representation on biotechnology Boards Operational disappointments Lagging share price performance Focus on sale Prior to the sale of the company, ImClone was not the success story that Icahn claims Icahn and Eastbourne nominees lack the expertise needed to launch a game-changing diabetes therapy Amylin’s slate delivers the operational excellence critical to commercializing exenatide once weekly and maximizing shareholder value

ImClone’s Value after Icahn Reps on Board ImClone’s royalty rate on Erbitux has remained unchanged at 39% since 2002, when it signed the initial Bristol collaboration agreement Icahn’s Claim Fact “Re-charged Partner Relations” “Increased Erbitux Sales” Merck KGaA nearly tripled ex-U.S. sales from $265MM in 2005 to $656MM in 2007 driving a significant increase in passive royalties with no ImClone involvement Erbitux’s key competitor, Vectibix, failed its critical PACCE study, fortuitously paving the way for Erbitux to capture significant share in colorectal cancer Icahn at ImClone Right Place at the Right Time??? Absent the sale to Lilly, during Alex Denner’s tenure on the Board ImClone’s stock price actually underperformed the comparable companies that Icahn himself identified in his proxy presentation (1) Of the nine companies where Icahn has gotten Board representation since 2000, ImClone is the only one with positive price performance. The others are down an average of 65% since he gained representation on the Board Icahn’s only demonstrated path to value creation is a sale “Our Nominees Helped Deliver Results” and “ImClone Shares Dramatically Outperformed” (1) Comparable companies consist of AMGN, BIIB, CELG, DNA, GENZ and GILD. From May 2, 2006 to day prior to BMY proposal (July 30, 2008), IMCL lagged the peer index by 6.3%

Increase in Royalty Revenues Increase in Other Revenues Increase in SG&A Increase in Other Operating Expenses Net Change in EBITDA Increase in R&D Reduction in CAPEX Net Change in Free Cash Flow Icahn touted that “Tighter Cost Controls Contributed to Higher Cash Flow” at ImClone ImClone costs increased by $113MM over the time period 2005-2007 (1). These increased costs reduced impact of high margin royalty revenues ImClone completed construction on its new $334MM BB50 manufacturing facility during Q4 2005. This led to major reduction in CAPEX, not tight cost controls from Icahn Icahn is attacking Amylin for costs associated with building operating leverage while taking credit for results enabled by operating leverage at ImClone The Inconvenient Truth Behind Icahn’s “Cost Controls” ImClone 10-K Filed 2/29/2008 Values rounded to nearest million ($MM) Increase in 2005 – 2007 Free Cash Flow : “The Real Story” (2) 93 60 49 52 155 4 0 50 100 150 200 250 ImClone's $167MM increase in free cash flow was almost entirely a function of higher Erbitux royalties and completion of the BB50 facility NOT at all attributable to “tighter cost controls” as Icahn claims 74 167

A Series of Operational Disappointments $ Volume (MM) 5/2/06 8/24/06 12/19/06 4/13/07 8/8/07 12/3/07 3/27/08 7/22/08 11/14/08 Volume Earnings Miss Price Revenue Guidance Down ImClone consistently underperformed Wall Street expectations during Denner’s tenure Growth in EPS was substantially driven by partners’ performance Share price lagged peers from May 2006 until just prior to BMY acquisition offer (1) Analysts reduce FY07 top-line estimates Analysts reduce FY08 top-line estimates 10/25/07 – Q3 Earnings Reports Q2 EPS of ($0.01) missing consensus estimates of $0.30 Erbitux sales inflated due to a distribution model change resulting in inventory buildup Analysts reduce FY07 top-line estimates 3/22/07 Amgen’s Vectibix fails in critical Phase III PACCE trial in CRC 10/6/08 IMCL and LLY enter into a definitive merger agreement at $70/share 7/31/08 BMY makes $60MM All cash offer 7/24/08 – Q2 Earnings Reports Q2 EPS - misses consensus estimates Analysts reduce FY07 top-line estimates (1) Comparable companies consist of AMGN, BIIB, CELG, DNA, GENZ and GILD. From May 2, 2006 to day prior to BMY proposal (July 30, 2008), IMCL lagged the peer index by 6.3% 20 30 40 50 60 70 80 5 10 15 20 25 30

Adventrx: Icahn's Other Biotech Board Experience $ Volume (MM) 8/12/05 8/12/06 8/12/07 8/12/08 5/8/09 Volume Price Presiding over significant value destruction 8/12/05 Adventrx appointed Keith Meister to its Board, increasing Board membership from 5 to 6. Mr. Meister was nominated by Carl Icahn 5/8/09 Since the appointment of Mr. Meister, Adventrx stock price has declined 96% 0 1 2 3 4 5 6 4 8 12 16 20 24